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                                                                   EXHIBIT 10.36

                                                                  EXECUTION COPY

                               SECOND AMENDMENT TO
                     REVOLVING CREDIT AND SECURITY AGREEMENT

      THIS SECOND AMENDMENT TO REVOLVING CREDIT AND SECURITY AGREEMENT, dated as of June 21, 2004, 2004 (this "AMENDMENT"), is entered into by and between CAPITALSOURCE FINANCE LLC, a Delaware limited liability company, as administrative, payment, and collateral agent for the Lenders ("AGENT") and as a Lender ("LENDER"), and REDENVELOPE, INC., a Delaware corporation (the "BORROWER"). Capitalized terms used and not otherwise defined herein are used herein as defined in the Credit Agreement (as defined below).

      WHEREAS, the parties hereto entered into that certain Revolving Credit and Security Agreement, dated as of June 13, 2003 (as amended to date and hereby and as further amended, supplemented, modified or restated from time to time hereafter, the "CREDIT AGREEMENT");

      WHEREAS, there are no outstanding Advances under the Revolving Facility as of the date of this Amendment;

      WHEREAS, the Borrower has requested that Agent and Lender amend certain provisions of the Credit Agreement as provided herein; and

      WHEREAS, subject to satisfaction of the conditions set forth herein, Agent and Lender are willing to amend the Credit Agreement as provided herein.

      NOW, THEREFORE, in consideration of the premises and the other mutual covenants contained herein, the receipt and sufficiency of which hereby are acknowledged, the parties hereto agree as follows:

      SECTION 1. AMENDMENTS TO THE CREDIT AGREEMENT. The following sections of the Credit Agreement are amended as follows:

            1.1 Section 2.1 of the Credit Agreement. The following sentences are hereby added to the end of Section 2.1 of the Credit Agreement:

      "Notwithstanding anything to the contrary in this Section 2.1, no Advances shall be made or permitted on or after the Second Amendment Effective Date unless and until Borrower has provided Lender with an irrevocable written notice of Borrower's intent to utilize the Revolving Facility (the "ACTIVATION NOTICE"). The Activation Notice shall not become effective (the "ACTIVATION EFFECTIVE Date") until the later of: (i) the third Business Day after the date of Receipt by Agent of the Activation Notice; and (ii) the second Business Day after (A) Agent and Borrower have arranged for all future cash collections and cash payments of Borrower to be swept to the Concentration Account on terms and conditions, and pursuant to such agreements, as required by Agent in its Permitted Discretion; and (B) all of the conditions precedent set forth in Section
      4.3 have been satisfied."

            1.2   Section 2.4 of the Credit Agreement. The third sentence of
Section 2.4 of the Credit Agreement is amended to read in full as follows:

      "Notwithstanding the provisions of the Weekly Borrowing Certificates and Monthly Borrowing Certificates, (i) except as provided in clause (ii) of this sentence, Eligible Inventory is only required to be computed on a monthly basis based on the most recent Monthly Borrowing Certificate submitted or, if such Monthly Borrowing Certificate was not timely submitted, as determined by Agent in its Permitted Discretion, and (ii) on and

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      after the Receipt by Agent of a Activation Notice, from July 1 through
      December 31 of each year, the Value of Eligible Inventory is only required to be computed on a weekly basis based on the most recent Weekly Borrowing Certificate submitted or, if such Weekly Borrowing Certificate was not timely submitted, as determined by Agent in its Permitted Discretion."

            1.3 Section 2.5 of the Credit Agreement. The following sentence is hereby added to the end of Section 2.5 of the Credit Agreement:

      "Notwithstanding anything to the contrary in this Section 2.5, collections of Borrower's Accounts, proceeds of Inventory, and other cash payments received by Borrower (including any credit card payments from credit card processors) shall not be swept into the Concentration Account unless and until the earlier of (i) a Default or Event of Default has occurred, or
      (ii) Lender has received an Activation Notice in accordance with Section 2.1."

            1.4 Section 2.14(e) of the Credit Agreement. Section 2.14(e) of the Credit Agreement is amended to read in full as follows:

            "(e) Upon delivery of the Activation Notice to Agent, and in no event later than three (3) Business Days prior to the Activation Effective Date, and/or upon the occurrence of a Default or Event of Default, Borrower (i) shall provide prompt written notice to its current bank to transfer all items, collections and remittances to the Concentration Account, (ii) shall direct or shall have directed each Account Debtor to make payments to the appropriate Blocked Account, and Borrower hereby authorizes Agent and/or Lenders, upon any failure to send such directions within ten (10) calendar days after the Person becomes an Account Debtor, to send any and all similar notices and directions to such Account Debtors, and (iii) shall cause each credit card and debit card processor which processes credit card or debit card payments made by Borrower's customers to enter into Credit Card Processor Agreements, and Borrower hereby authorizes Agent and/or Lenders, upon any failure by Borrower to enter into any Credit Card Processor Agreements as required pursuant to this Agreement, to send notices and directions to such credit card and debit card processors instructing them to make payment only to the Blocked Account or Concentration Account, as determined by Agent."

            1.5   Section 4.3 of the Credit Agreement. The following new Section
4.3 is hereby added to the Credit Agreement:

      "4.3  ADDITIONAL CONDITIONS PRECEDENT TO ACTIVATION EFFECTIVE DATE

            The obligations of Lenders to make any Advance on or after the Second Amendment Effective Date are subject to, and the Activation Effective Date shall not occur until, the satisfaction, in the sole judgment of Agent, of the following additional conditions precedent:

            (a)   Agent shall have received the Activation Notice; and

            (b) Agent shall have received such consents, approvals, and agreements from such third parties as Agent and its counsel shall determine in their Permitted Discretion are necessary or desirable, each in form and substance satisfactory to Agent in its Permitted Discretion, including, without limitation, (1) the Landlord Waivers and Consents with respect to any and all leases of real property, (2) fully executed Credit Card Processor Agreements for all credit card and debit card processors and (3) fully executed account control agreements with respect to each of the Borrower's Deposit

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      Accounts and Borrower shall have provided Agent with (x) a current
      Schedule 5.5 (which shall list all credit card and debit card processors used by Borrower to process credit card or debit card payments) and (y) a current Schedule 5.18(c) (which shall list all of Borrower's Deposit Accounts and Investment Property);

            (c) Agent shall have received a complete list, in form and substance satisfactory to Agent, of (i) all of Borrower's domain names, domain name registrations, and the name and contact information for each registrar of all of Borrower's domain names; and (ii) all of Borrower's leased locations, together with copies of all leases and related documents and agreements entered into in connection therewith;

            (d) Borrower shall (i) be in compliance with and (ii) deliver projections on the financial covenants set forth on Annex I to this Agreement [on a pro forma and prospective basis after giving effect to such Advance];

            (e) Borrower shall have delivered to Agent certified historical and prospective financial statements of Borrower through the end of the Term on a quarter by quarter basis no less than fifteen (15) calendar days before the proposed Advance; and

            (f) Lender will have the opportunity to perform due diligence to investigate Borrower's projections and such projections must be satisfactory to Lender in is Permitted Discretion

            1.6   Section 6.1(b)(iv) of the Credit Agreement. Clause (iv) of
Section 6.1(b) of the Credit Amendment is amended to read in full as follows:

      "(iv) on and after the earlier of the occurrence of a Default or Event of Default and the receipt by Agent of an Activation Notice, on each Wednesday of each week during the Term until the Obligations are paid in cash in full and this Agreement is terminated (and more frequently if an Event of Default has occurred and is continuing and Agent shall so request in its Permitted Discretion), Borrower shall deliver to Agent a Weekly Borrowing Certificate,"

            1.7 Section 6.1(c) of the Credit Agreement. Each "$100,000" that appears in Section 6.1(c) of the Credit Agreement, other than the "$100,000" contained in clause (xiv) of Section 6.1(c), is hereby changed to "$250,000," and each "$200,000" in Section 6.1(c) of the Credit Agreement is hereby changed to "$500,000."

            1.8 Section 6.4 of the Credit Agreement. The following new Section 6.4(b) is hereby added to the Credit Agreement:

      "Borrower shall not transfer, assign, encumber, or terminate, or permit to be encumbered or terminated, any of Borrower's domain names."

            1.9 Section 6.7(b) of the Credit Agreement. Section 6.7(b) of the Credit Agreement is amended to read in full as follows:

      "Notwithstanding any other provision of this Agreement and in addition to the other provisions of this Section 6.7, Agent shall be entitled to conduct or obtain, or cause to be conducted or obtained, and Borrower upon Agent's request shall permit to be conducted and obtained, from time to time as determined by Agent, appraisals of Borrower's property and assets, including

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      without limitation, its Inventory, in all events, at the Borrower's expense (but no more than one (1) time each year, provided, however that upon Lender receiving an Activation Notice in accordance with Section 2.1 such limitation shall be not more than two (2) times each year; provided further, however, that no such limits shall apply if a Default or Event of Default has occurred and is continuing or Borrower has requested (i) Agent's or Lenders' consent or approval to some matter, or (ii) Agent or Lenders to take or refrain from taking any action), to be conducted by such appraisers as are satisfactory to the Agent in its sole and absolute discretion. Agent intends to require Borrower to conduct one (1) or two
      (2) such appraisals, as provided above, in each twelve (12) month period during which this Agreement is in effect, provided however, Agent shall be entitled to conduct or obtain or require to be conducted or obtained more or fewer appraisals in its Permitted Discretion. This Section 6.7(b) is in addition to and not in limitation of Sections 6.7(a)."

            1.10 Section 7.1 of the Credit Agreement. Section 7.1 of the Credit Agreement is amended to read in full as follows:

      "Upon delivery of the Activation Notice to Agent and thereafter, Borrower shall not violate, and shall fully comply with, the financial covenants set forth on Annex I to this Agreement, which annex is incorporated herein and made a part hereof."

            1.11 Section 7.4 of the Credit Agreement. Section 7.4 of the Credit Agreement is amended to read in full as follows:

      "Borrower shall not, directly or indirectly, (a) merge with, purchase, own, hold, invest in or otherwise acquire any obligations or stock or securities of, or any other interest in, or all or substantially all of the assets of, any Person or any joint venture, (b) purchase, own, hold, invest in or otherwise acquire any Investment Property (except those set forth on Schedule 5.3 as of the Closing Date and with respect to which Agent, for itself and the benefit of the Lenders, has a perfected, first priority Lien in form and substance satisfactory to Agent in its Permitted Discretion), or (c) make or permit to exist any loans, advances or guarantees to or for the benefit of any Person or assume, guarantee, endorse, contingently agree to purchase or otherwise become liable for or upon or incur any obligation of any Person (other than (i) those created by the Loan Documents, (ii) trade credit extended in the ordinary course of business, (iii) advances for business travel and similar temporary advances made in the ordinary course of business to officers, directors and employees, and (iv) the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business). Borrower shall not, directly or indirectly, purchase, lease, own, operate, hold, invest in or otherwise acquire any property or asset or any Collateral that is located (A) outside of the continental United States of America or (B) at locations other than the locations set forth on Schedule 5.18B, each of which locations is either owned by Borrower or leased by Borrower but subject to a valid Landlord Waiver and Consent if required by Agent in its Permitted Discretion. Borrower shall not have any Subsidiaries. On and after the delivery of an Activation Notice, (1) Borrower shall have complied with Section 4.3 hereof, and (2) Borrower shall not thereafter enter into any agreement(s) with any credit card or debit card processors to process credit card or debit card payments made by Borrower's customers without (i) providing Agent at least thirty (30) calendar days advance written notice, and (ii) entering into a Credit Card Processor Agreement with such Person prior to the commencement of any such credit card and/or debit card processing arrangements between Borrower and such Person. No agreement or

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      arrangement between Borrower and any credit card or debit card processor to process credit card or debit card payments made by Borrower's customers shall be amended, modified or otherwise changed in any manner which would be materially adverse to Agent or any Lender as determined by Agent in its Permitted Discretion without Agent's prior written consent. Notwithstanding any other provision of the Loan Documents and without limiting Agent's other remedies hereunder, to the extent that any agreement or arrangement between Borrower and any credit card or debit card processor to process credit card or debit card payments made by Borrower's customers is amended, modified or otherwise changed in any manner which would be materially adverse to Agent or any Lender as determined by Agent in its Permitted Discretion without Agent's prior written consent, Agent shall be entitled to require Borrower to either amend such agreement or arrangement on terms satisfactory to Agent in its Permitted Discretion or terminate such arrangement or agreement and to establish a new arrangement or agreement with another credit card or debt card processor subject to a Credit Card Processor Agreement."

            1.12 Section 8(c) of the Credit Agreement. The parenthetical that appears in Section 8(c) of the Credit Agreement is amended to read in full as follows:

      "(other than Sections 6.2 (except to the extent of the cure period specified in clause (a) of Article VIII above), 6.3(b), 6.4(b), 6.9 (except to the extent of the cure period specified therein) and 6.11, for which there shall be no cure periods, and Section 6.1 for which there shall be a fifteen (15) calendar day cure period from the due dates required pursuant thereto regardless of the knowledge of any Person or any notices)"

            1.13 Annex I to the Credit Agreement. Annex I to the Credit Agreement is hereby replaced in full by Annex I attached to this Amendment.

            1.14 Annex II to the Credit Agreement. The following new item is hereby added to Annex II to the Credit Agreement:

      "As required pursuant to Section 6.1(b) of the Agreement, Borrower shall furnish to Agent as soon as available, and in any event within five (5) Business Days after June 30 and December 31 of each year a current list, in form and substance satisfactory to Agent, of all of Borrower's domain names, domain name registrations, and the name and contact information for each registrar of all of Borrower's domain names."

            1.15 Appendix A to the Credit Agreement. Appendix A to the Credit Agreement is hereby amended by deleting the following definitions therein and replacing it with the following new definitions:

            ""Credit Card Processor Agreement" shall mean, individually and collectively, agreements in form and substance satisfactory to Agent in its sole and absolute discretion by and between Borrower, Agent and credit card and/or debit card processors which process credit card and/or debit card payments made by Borrower's customers, providing, among other things, for the payment to the Blocked Account or Concentration Account, as determined by Agent in its Permitted Discretion, of all amounts due to Borrower from credit card and/or debit card processors."

            "Monthly Borrowing Certificate" shall mean a Borrowing Base Certificate accompanied by the monthly reporting information and accompanying materials and documentation as set forth on the Borrowing Certificate, including, without limitation, (i) monthly internally prepared flash sales report and collections report in each case covering the prior month for Borrower, (ii) inventory perpetual by warehouse, (iii) listing of discontinued

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product inventory (coded C1) by warehouse and location, (iv) calculation of ineligibles and rollforward of inventory calculations and characterizations, including purchases, sales and costs of product sales, (v) reconciliation of inventory to the Borrower's general ledger and financial statements, (vi) listing of inventory reserves and support for calculations, (vii) summary aging of Borrower's inventory and status of top 10 products by dollar value over 180 days old, (viii) inventory listing by product category for usable and unusable inventory (by warehouses > 87 and warehouses < 88), (ix) detailed aging of Borrower's accounts payable with reconciliations to Borrower's general ledger and financial statements, (x) monthly sales demand and gross margin for Borrower by category for the prior month of Borrower and year to date, (xi) such other supporting documentation and information with respect to the foregoing and other figures and information in the Monthly Borrowing Certificate as Agent shall request in its Permitted Discretion, all of which shall be in form and substance satisfactory to Agent in its Permitted Discretion and based on Borrower's accounting months, (xii) the payroll taxes report required pursuant to Section 6.1(e), and (xiii) calculation of Unrestricted Cash Balance."

            1.16 Appendix A to the Credit Agreement. Appendix A to the Credit Agreement is hereby amended by adding the following definitions thereto in the proper alphabetical order:

      ""Activation Effective Date" shall have the meaning given in Section 2.1 hereof."

      ""Activation Notice" shall have the meaning given in Section 2.1 hereof."

      ""Cash Equivalents" means (a) marketable direct obligations issued or unconditionally guaranteed by the United States or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within 1 year from the date of acquisition thereof, (b) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within 1 year from the date of acquisition thereof and, at the time of acquisition, having the highest rating obtainable from either S&P or Moody's, (c) commercial paper maturing no more than ninety
      (90) days from the date of acquisition thereof and, at the time of acquisition, having a rating of A-1 or P-1, or better, from S&P or Moody's, (d) certificates of deposit, Eurodollar deposits or bankers' acceptances maturing within 1 year from the date of acquisition thereof and bank deposits, in each case either (i) issued by any bank organized under the laws of the United States or any state thereof or the District of Columbia or any U.S. branch of a foreign bank or any foreign branch of a U.S. bank, in each case having at the date of acquisition thereof combined capital and surplus of not less than $250,000,000, or (ii) certificates of deposit less than or equal to $100,000 in the aggregate issued by any other bank insured by the Federal Deposit Insurance Corporation, (e) repurchase obligations with a term of not more than seven days for underlying obligations of the types described in clause (a) above entered into with any bank meeting the qualifications specified in clause
      (d)(i) above, and (f) investments in money market funds with assets at least equal to $500,000,000."

      ""Second Amendment Effective Date" shall mean June 21, 2004."

      ""Unrestricted Cash Balance" shall mean the aggregate amount of Borrower's cash and Cash Equivalents that are not subject, in each case, to any restrictions or encumbrances (other than Agent's security interest in such cash and Cash Equivalents)."

            1.17 Schedule A to the Credit Agreement. Schedule A to the Credit Agreement is hereby replaced in full by Schedule A attached to this Amendment.

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            1.18  Schedule 6.8 to the Credit Agreement. Paragraph 2 of Schedule
6.8 of the Credit Agreement is amended to read in full as follows:

      "2.   Landlord Consent. Not less than three (3) Business Days prior to the
      Activation Effective Date, Borrower (i) shall deliver to Agent a Landlord Waiver and Consent for the leased facility located at 4562 Alvarado Canyon Road, San Diego, CA which is acceptable to Agent in its Permitted Discretion, or (ii) shall have relocated its operations from such leased facility to another leased facility and shall deliver to Agent a Landlord Waiver and Consent for such new leased facility which is acceptable to Agent in its Permitted Discretion."

      SECTION 2. CREDIT AGREEMENT AND OTHER LOAN DOCUMENTS REMAIN IN FULL FORCE AND EFFECT AS AMENDED BY THIS AMENDMENT. Except as specifically amended by the Amendment and by the other New Loan Documents (as defined in Section 4.2 of this Amendment), the Credit Agreement and the other Loan Documents shall remain in full force and effect and hereby are ratified and confirmed as so amended. The New Loan Documents shall not constitute novations, satisfactions and accords, cures, releases or satisfactions of the Credit Agreement and/or Loan Documents, but shall constitute amendments thereof. The parties hereto agree to be bound by the terms and conditions of the Credit Agreement and the Loan Documents as amended by the New Loan Documents, as though such terms and conditions were set forth herein and therein in full. Each reference in the Credit Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of similar import shall mean and be a reference to the Credit Agreement as amended by this Amendment, and each reference herein or in any other Loan Document to the "Agreement", the "Loan Agreement" or the "CapitalSource Loan Agreement" shall mean and be a reference to the Credit Agreement as amended and modified by this Amendment. Each reference herein or in any Loan Document to any other Loan Document shall mean and be a reference to such Loan Document as amended and modified by the New Loan Documents.

      SECTION 3. REPRESENTATIONS. The Borrower hereby represents and warrants to the Agent and Lenders as follows (with the understanding that the Agent and Lenders are relying materially on such representations and warranties in entering into and performing this Amendment): (i) the Borrower is duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of organization and in good standing in each jurisdiction where Borrower is required to be qualified to do business, (ii) the execution, delivery and performance by the Borrower of the New Loan Documents to which it is a party are within its powers, have been duly authorized, and do not contravene (A) its certificate of incorporation or bylaws or other organizational documents, (B) any applicable law, or (C) any other agreement, document, instrument, order, judgment, or decree to which it is a party or by which it is bound, (iii) no consent, license, permit, approval or authorization of, or registration, filing or declaration with, any Governmental Authority or other Person is required in connection with the execution, delivery, performance, validity or enforceability of the New Loan Documents by or against the Borrower, (iv) the New Loan Documents have been duly executed and delivered by the Borrower, and the execution, delivery and performance of the New Loan Documents have been duly authorized by all requisite corporate action on the part of the Borrower, (v) the New Loan Documents constitute the Borrower's legal, valid and binding obligations enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally or by general principles of equity, (vi) the Borrower is not in default under or breach of any Loan Document or any document, instrument or agreement evidencing or relating to any other indebtedness of Borrower and no such default or any other Default or Event of Default exists, has occurred and is continuing or would result from the execution, delivery or performance of the New Loan Documents, and (vii) all representations and warranties made by

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the Borrower under the Loan Documents are true and correct as of the date hereof
(except to the extent that any such representation and warranty expressly relates only to an earlier date) and are made as to the New Loan Documents. All representations and warranties made in this Amendment shall survive the execution and delivery of this Amendment and no investigation by the Agent or the Lenders shall affect such representations or warranties or the right of the Agent and the Lenders to rely upon them.

      SECTION 4. CONDITIONS PRECEDENT TO EFFECTIVENESS. The New Loan Documents shall be effective only upon the satisfaction of the following conditions:

            4.1 The Borrower shall have delivered to the Agent an executed original of this Amendment;

            4.2 The Borrower shall have delivered to the Agent each other agreement, document and instrument required by Agent in connection with this Amendment, including, without limitation, one or more modifications to the Credit Card Processor Agreements as requested by Agent in Agent's Permitted Discretion (this Amendment and such other agreements, documents, instruments, and modifications, collectively, the "NEW LOAN DOCUMENTS");

            4.3 All representations and warranties made by the Borrower under the New Loan Documents shall be true and correct as of the date hereof;

            4.4 No breach of or default under any New Loan Document or any document, instrument or agreement evidencing or relating to any other indebtedness of Borrower shall have occurred, and no such default or any other Default or Event of Default exists, has occurred and is continuing or would result from the execution, delivery or performance of the New Loan Documents;

            4.5 There shall be no outstanding Advances under the Revolving Facility; and

            4.6 The Borrower shall have delivered to Agent a certificate of the corporate secretary or assistant secretary of Borrower, dated the date of this Amendment and in form and substance acceptable to Agent, as to (i) the incumbency and signature of the Persons executing the New Loan Documents on behalf of Borrower, (ii) the resolutions of the Borrower's Board of Directors approving the New Loan Documents, and (iii) confirmation that there have been no changes to Borrower's Certificate of Incorporation and Bylaws since June 13, 2003.

      SECTION 5.  MISCELLANEOUS.

            5.1 The execution, delivery and effectiveness of the New Loan Documents shall not, except as expressly provided therein, be deemed to be an amendment or modification of, or operate as a waiver of, any provision of any Loan Document or any right, power or remedy of the Agent and the Lenders, nor constitute a waiver of any provision of any Loan Document, or any other document, instrument and/or agreement executed or delivered in connection therewith or of any Default or Event of Default under any of the foregoing, in each case whether arising before or after the date hereof or as a result of performance thereunder. No New Loan Document shall preclude the future exercise of any right, remedy, power or privilege available to the Agent and the Lenders whether under the Loan Documents, at law or otherwise.

            5.2 The New Loan Documents may be executed in any number of counterparts (including by facsimile), and by the different parties hereto or thereto on the same or separate counterparts, each of which shall be deemed to be an original instrument but all of

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which, as applicable, together shall constitute one and the same agreement. The descriptive headings of the various sections of the New Loan Documents are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions thereof. Whenever the context and construction so require, all words in the New Loan Documents in the singular number herein shall be deemed to have been used in the plural, and vice versa, and the masculine gender shall include the feminine and neuter and the neuter shall include the masculine and feminine.

            5.3 The New Loan Documents may not be changed, amended, restated, waived, supplemented, discharged, canceled, terminated or otherwise modified orally or by any course of dealing or in any manner other than as provided in the applicable Loan Documents to which they relate or are a part. This Amendment shall be considered part of the Credit Agreement and, together with the New Loan Documents, shall each be a Loan Document for all purposes.

            5.4 The Loan Documents as amended by the New Loan Documents constitute the final, entire agreement and understanding between the parties with respect to the subject matter thereof and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements between the parties, and shall be binding upon and inure to the benefit of the successors and assigns of the parties thereto and supersede all other prior agreements and understandings, if any, relating to the subject matter thereof. There are no unwritten oral agreements between the parties with respect to the subject matter thereof.

            5.5 THE NEW LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE CHOICE OF LAW PROVISIONS SET FORTH IN, AND SHALL BE SUBJECT TO THE WAIVER OF JURY TRIAL AND NOTICE PROVISIONS OF, THE CREDIT AGREEMENT.

            5.6 BORROWER ACKNOWLEDGES AND AGREES THAT (A) IT HAS NO CLAIMS, COUNTERCLAIMS, OFFSETS, CREDITS OR DEFENSES TO THE LOAN DOCUMENTS AND THE PERFORMANCE OF ITS OBLIGATIONS THEREUNDER, OR (B) IF IT HAS ANY SUCH CLAIMS, COUNTERCLAIMS, OFFSETS, CREDITS OR DEFENSES TO THE LOAN DOCUMENTS AND/OR ANY TRANSACTION RELATED TO THE LOAN DOCUMENTS AND/OR THE OBLIGATIONS, THE SAME ARE HEREBY WAIVED, RELINQUISHED AND RELEASED IN CONSIDERATION OF AGENT'S AND LENDERS' EXECUTION AND DELIVERY OF THIS AMENDMENT.

            5.7 The Borrower may not assign, delegate or transfer any New Loan Document or any of its rights or obligations thereunder without the prior written consent of the Agent and the Lenders and any delegation, transfer or assignment in violation hereof shall be null and void. No rights are intended to be created under any New Loan Document for the benefit of any third party donee, creditor or incidental beneficiary of the Borrower or any other Person other than the Agent and the Lenders. Nothing contained in any New Loan Document shall be construed as a delegation to the Agent and the Lenders of the Borrower's duty of performance, including, without limitation, any duties under any account or contract in which the Agent and the Lenders have a security interest or Lien. The New Loan Documents shall be binding upon the Borrower and its respective successors and permitted assigns. The Agent and the Lenders' ability to assign, sell or transfer all or any part of the New Loan Documents shall be governed by the Credit Agreement.

            5.8 Except as specifically amended by the New Loan Documents, (i) the New Loan Documents shall not limit or diminish the obligations of the parties under the Loan

Documents, and (ii) the Borrower reaffirms its obligations under the Loan Documents to which it is a party and agrees that the Loan Documents remain in full force and effect and are hereby ratified and confirmed. Each party consents to the execution and delivery of the New Loan Documents by the other parties hereto.

            5.9 The Borrower shall execute and deliver such other documents, certificates and/or instruments and take such other actions or cause such other actions to be taken as the Agent or the Lenders may request in order more effectively to consummate the transactions contemplated hereby.

                      [SIGNATURES APPEAR ON FOLLOWING PAGE]

      IN WITNESS WHEREOF, the parties have caused this Second Amendment to Revolving Credit and Security Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

AGENT AND LENDER:                         CAPITALSOURCE FINANCE LLC

                                          By:___________________________________
                                          Name:_________________________________
                                          Title:________________________________

BORROWER:                                 REDENVELOPE, INC.

                                          By:___________________________________
                                          Name:_________________________________
                                          Title:________________________________

                                     ANNEX I

                               FINANCIAL COVENANTS

A)    MINIMUM UNRESTRICTED CASH BALANCE

As measured on the last calendar day of the Borrower's accounting quarter ending on or closest to each of the following dates (each, a "TEST DATE"), Borrower's Unrestricted Cash Balance for the applicable Test Period ending on such Test Date shall not be less than the following:

ACCOUNTING/FISCAL
  QUARTER ENDED                  MINIMUM UNRESTRICTED CASH
  (ON OR ABOUT)                           BALANCE
  -------------                           -------
June 30, 2004                           $19,724,000
September 30, 2004                      $15,052,000
December 31 2004                        $25,594,000
March 31, 2005                          $19,103,000
June 30, 2005                           $19,724,000
September 30, 2005                      $15,052,000
December 31 2005                        $25,594,000
March 31, 2006                          $19,103,000

; provided, however, that if Borrower's Unrestricted Cash Balance is less than the amounts set forth in (A) above as of such Test Date, the Borrower shall be in compliance with (B) below:

B)          MINIMUM EXCESS AVAILABILITY AND MINIMUM EBITDA

            (i) Borrower shall maintain Excess Availability of at least $500,000.00 at all times; and

            (ii) As measured on the last calendar day of the Borrower's accounting quarter ending on or closest to each of the following dates, EBITDA for the trailing tweleve (12) months ending on such Test Date taken as one accounting period shall not be less than the following:

 ACCOUNTING/FISCAL
   QUARTER ENDED
   (ON OR ABOUT)                         MINIMUM EBITDA
   -------------                         --------------
June 30, 2004                             $(3,115,000)
September 30, 2004                        $(5,170,000)
December 31 2004                          $(2,248,000)
March 31, 2005                            $  (614,000)
June 30, 2005                             $   363,000
September 30, 2005                        $   820,000
December 31 2005                          $ 3,597,000
March 31, 2006                            $ 4,894,000

For purposes of the covenants set forth in this Annex I, the terms listed below shall have the following meanings:

            "EBITDA" shall mean the sum, without duplication, of the following:
Net Income determined in accordance with GAAP, plus, (a) Interest Expense, (b) taxes on income,

(c) depreciation expense, (d) amortization expense, (e) all other non-cash and/or non-recurring charges and expenses approved by Agent in its Permitted Discretion, excluding accruals for cash expenses made in the ordinary course of business, and (f) loss from any sale of assets, other than sales in the ordinary course of business, less (a) gain from any sale of assets, other than sales in the ordinary course of business, and (b) all non-cash and/or non-recurring income, all of the foregoing determined in accordance with GAAP.

            "Interest Expense" shall mean total interest expense generated during the period in question (including attributable to conditional sales contracts, Capital Leases and other title retention agreements in accordance with GAAP) of Borrower with respect to all outstanding Indebtedness including accrued interest and payment-in-kind interest and capitalized interest but excluding commissions, discounts and other fees owed with respect to letters of credit and bankers' acceptance financing, and net costs under Interest Rate Agreements.

            "Interest Rate Agreement" shall mean any interest rate swap, cap or collar agreement or other similar agreement or arrangement designed to hedge the position with respect to interest rates.

            "Net Income" shall mean the net income (or loss) of Borrower for such period taken as a single accounting period determined in conformity with GAAP; provided, that there shall be excluded (i) the income (or loss) of any Person in which any other Person (other than Borrower) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to Borrower by such Person during such period, (ii) the income (or loss) of any Person accrued prior to the date it becomes a Borrower or is merged into or consolidated with Borrower or that Person's assets are acquired by Borrower,
(iii) the income of any Subsidiary of Borrower to the extent that the declaration or payment of dividends or similar distributions of that income by that Subsidiary is not at the time permitted by operation of the terms of the charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, (iv) compensation expense resulting from the issuance of capital stock, stock options or stock appreciation rights issued to former or current employees, including officers, of Borrower, or the exercise of such options or rights, in each case to the extent the obligation (if any) associated therewith is not expected to be settled by the payment of cash by Borrower or any Affiliate thereof, and (v) compensation expense resulting from the repurchase of capital stock, options and rights described in clause (iv) of this definition of Net Income.

                                   SCHEDULE A

                               Lenders/Commitments

LENDERS                                                                           COMMITMENT
-------                                                                           ----------
CAPITALSOURCE FINANCE LLC                                                       $11,000,000.00
4445 Willard Avenue, 12th Floor
Chevy Chase, Maryland 20815
Attention:  Corporate Finance Group, Portfolio Manager
Telephone:  (301) 841-2700
FAX:  (301) 841-2360
E-Mail:  gcoates@capitalsource.com

Wire Instructions:

Bank:          Bank of America, Baltimore, MD
Account:       003939396662
ABA:           0260-0959-3
Account Name:  CapitalSource Funding LLC -- CFG
Reference:     RedEnvelope, Inc.

TOTAL:                                                                          $11,000,000.00
                                                                                ==============

                                        1